UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2013 (April 18, 2013)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-10822	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

222 Robert Rose Drive
Murfreesboro, TN 37129
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01.   Other Events.

On April 18, 2013, National Health Investors, Inc. issued a press release announcing a $26.3 million acquisition of two skilled nursing facilities, located in Canton and Corinth, Texas. The new lease agreement with indirect affiliates of Fundamental is for a ten-year initial term, with renewal options, at an annual lease rate of 9%, plus annual fixed escalators, resulting in annual income of $2.36 million.

The text of this press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

Exhibit Index

Number	Exhibit
99	Press release dated April 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: Roger R. Hopkins
Name: Roger R. Hopkins
Title: Chief Accounting Officer
Principal Financial Officer

Date: April 18, 2013